Exhibit 8.1

         MAIN SUBSIDIARIES OF TERRA NETWORKS, S.A. AT DECEMBER 31, 2004

Company                                      Country of Incorporation
-------                                      ------------------------
Lycos Europe, N.V.                           Netherlands

Terra Networks USA LLC                       United States

Terra Networks Espana, S.A.U.                Spain

Terra Networks Latam, S.L.                   Spain

Terra Networks Argentina, S.A.               Argentina

Terra Networks Chile, S.A.                   Chile

Terra Networks Mexico, S.A. de C.V.          Mexico

Terra Networks Brasil, S.A.                  Brazil

Terra Networks Colombia, S.A.                Colombia

Terra Networks Peru, S.A.                    Peru

Terra Networks Guatemala, S.A.               Guatemala

Terra Networks Asociadas, S.L.               Spain

Azeler Automocion, S.A.                      Spain

Iniciativas Residenciales
en Internet, S.A.                            Spain

Maptel Networks, S.A.U.                      Spain

Ifigenia Plus, S.L.                          Spain

Educaterra, S.A.                             Spain

Red Universal de Marketing y Bookings        Spain
Online, S.A.

Uno-e Bank, S.A.                             Spain

OneTravel.com, Inc.                          United States